As filed with the Securities and Exchange Commission on August 5, 2003
Registration No. 333-106076

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 5

TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITALSOURCE INC.

(Exact name of Registrant as specified in its charter)

Delaware	6153	35-2206895
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue

12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Steven A. Museles

Chief Legal Officer
CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James E. Showen Kevin L. Vold Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, DC 20004-1109 (202) 637-5600	Meredith B. Cross Erika L. Robinson Wilmer Cutler & Pickering 2445 M Street, N.W. Washington, DC 20037 (202) 663-6000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Amendment No. 5 is being filed solely for the purpose of filing Exhibits 10.18, 10.19 and 23.2. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits

      The Exhibit Index filed herewith is incorporated herein by reference.

     (b) Financial Statement Schedules

      None.

II-1

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on August 4, 2003.

CAPITALSOURCE INC.

By:	/s/ STEVEN A. MUSELES

Steven A. Museles
Chief Legal Officer and
Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 4, 2003.

Signature	Title

* John K. Delaney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* Jason M. Fish	President and Director
* Thomas A. Fink	Chief Financial Officer (Principal Financial Officer)
* James M. Mozingo	Controller (Principal Accounting Officer)
* Frederick W. Eubank, II	Director
* Andrew B. Fremder	Director
* Tully M. Friedman	Director
* Timothy M. Hurd	Director
* Thomas F. Steyer	Director
* Paul R. Wood	Director

*	Pursuant to Power of Attorney

By:	/s/ STEVEN A. MUSELES Steven A. Museles Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.†
3.1	Form of Amended and Restated Certificate of Incorporation.†
3.2	Form of Amended and Restated Bylaws.†
4.1	Form of Certificate of Common Stock of CapitalSource Inc.†
4.2	Indenture dated as of May 16, 2002, by and between CapitalSource Commercial Loan Trust 2002-1, as Issuer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, for the issuance of secured and unsubordinated debt securities.†
4.3	Indenture dated as of October 30, 2002, by and between CapitalSource Commercial Loan Trust 2002-2, as Issuer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, for the issuance of secured and unsubordinated debt securities.†
4.4	Indenture dated as of April 17, 2003, by and between CapitalSource Commercial Loan Trust 2003-1, as Issuer, and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, for the issuance of secured and unsubordinated debt securities.†
5.1	Opinion of Hogan & Hartson L.L.P. as to the legality of the securities being registered.†
10.1	Office Lease Agreement, dated as of December 8, 2000, by and between Chase Tower Associates, L.L.C. and CapitalSource Finance LLC, as amended.†
10.2	Employment Agreement, dated as of September 7, 2000, between CapitalSource Holdings LLC and John K. Delaney.†
10.3	Employment Agreement, dated as of September 7, 2000, between CapitalSource Holdings LLC and Jason M. Fish.†
10.4	Amended and Restated Employment Agreement, dated as of April 3, 2002, between CapitalSource Finance LLC and Steven A. Museles.†
10.5	Employment Agreement, dated as of April 3, 2002, between CapitalSource Finance LLC and Bryan M. Corsini.†
10.6	Letter Agreement, dated as of April 21, 2003, between CapitalSource and Thomas A. Fink.†
10.7	Third Amended and Restated Loan Certificate and Servicing Agreement, dated as of February 25, 2003, among CapitalSource Funding LLC, as Seller, CapitalSource Finance LLC, as Originator and Servicer, Variable Funding Capital Corporation (“VFCC”), Fairway Finance Corporation (“Fairway”), Eiffel Funding, LLC (“Eiffel”), and Hannover Funding Company LLC (“Hannover”), as Purchasers, Wachovia Securities, Inc. as Administrative Agent and VFCC Agent, BMO Nesbitt Burns Corp., as Fairway Agent, CDC Financial Products Inc., as Eiffel Agent, Norddeutsche Landesbank Girozentrale, as Hannover Agent, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer and Collateral Custodian.†
10.7.1	Amendment No. 1 to Third Amended and Restated Loan Certificate and Servicing Agreement, dated as of March 3, 2003.†
10.7.2	Amendment No. 2 to Third Amended and Restated Loan Certificate and Servicing Agreement, dated as of April 22, 2003.†
10.8	Loan Certificate and Servicing Agreement, dated as of February 28, 2003, among CapitalSource Acquisition Funding LLC, as Seller, CapitalSource Finance LLC, as Originator and Servicer, Variable Funding Capital Corporation, as Purchaser, Wachovia Securities, Inc., as Administrative Agent and Purchaser Agent, and Wells Fargo Bank Minnesota, National Association, as Backup Servicer and Collateral Custodian.†
10.8.1	Amendment No. 1 to Loan Certificate and Servicing Agreement, dated as of April 3, 2003.†
10.9	Form of Director and Executive Officer Indemnification Agreement.†
10.10	Master Repurchase Agreement, dated as of March 24, 2003, between Wachovia Bank, National Association, as Buyer, and CapitalSource Repo Funding LLC, as Seller.†
10.11	Amended and Restated Registration Rights Agreement, dated August 30, 2002, among CapitalSource Holdings LLC and the holders parties thereto.†
10.12	Form of Second Amended and Restated Equity Incentive Plan.†

Exhibit
No.	Description

10.13	Form of Employee Stock Purchase Plan.†
10.14	Reserved.
10.15	Sale and Servicing Agreement, dated as of April 17, 2003, by and among CapitalSource Commercial Loan Trust 2003-1, as the Issuer, CapitalSource Commercial Loan, LLC, 2003-1, as the Trust Depositor, CapitalSource Finance LLC, as the Originator and the Servicer, and Wells Fargo Bank Minnesota, National Association, as the Indenture Trustee and as the Backup Servicer.†
10.16	Sale and Servicing Agreement, dated as of October 30, 2002, by and among CapitalSource Commercial Loan Trust 2002-2, as the Issuer, CapitalSource Commercial Loan LLC, 2002-2, as the Trust Depositor, CapitalSource Finance LLC, as the Originator and the Servicer, and Wells Fargo Bank Minnesota, National Association, as the Indenture Trustee and as the Backup Servicer.†
10.17	Sale and Servicing Agreement, dated as of May 16, 2002, by and among CapitalSource Commercial Loan Trust 2002-1, as the Issuer, CapitalSource Commercial Loan LLC, 2002-1, as the Trust Depositor, CapitalSource Finance LLC, as the Originator and as the Servicer, and Wells Fargo Bank Minnesota, National Association, as the Indenture Trustee and as the Backup Servicer.†
10.18	Master Repurchase Agreement, dated as of August 1, 2003, by and among CapitalSource SNF Funding LLC, Credit Suisse First Boston Mortgage Capital LLC and CapitalSource Finance LLC.*
10.19	Master Program Agreement, dated as of August 1, 2003 by and among CapitalSource Finance LLC, Credit Suisse First Boston Mortgage Capital, LLC, Credit Suisse First Boston LLC and Column Financial, Inc.*
21.1	List of Subsidiaries.†
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).†
23.2	Consent of Ernst & Young LLP.*
24.1	Power of Attorney (included on signature page to initial filing of registration statement on June 12, 2003).

†	Previously filed.

*	Filed herewith.